Exhibit 23



                      Consent of Independent Accountants


We consent to the inclusion in this Form 8-K/A of Reckson Service Industries, Inc. of our report dated February 26, 1999, on our audits of the consolidated financial statements of Alliance National Incorporated.



                                   /s/ PricewaterhouseCoopers LLP




New York, New York
March 23, 1999